                                                                    Exhibit 99.6

                              AGREEMENT OF LEASE

                                    Between

                        EMPIRE STATE BUILDING COMPANY,

                                   Landlord

                                      and

                           CASS COMMUNICATIONS, INC.

                                    Tenant


                                  Premises in

                               350 FIFTH AVENUE
                           NEW YORK, NEW YORK 10118

                           Dated: November 23, 1999
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                               TABLE OF CONTENTS
                               -----------------

    Article                                                             Page
    1        Purpose
    2        Rent and Additional Rent
    3        Assignment
    4        Default
    5        Reletting, etc.
    6        Landlord May Cure Defaults
    7        Alterations
    8        Liens
    9        Repairs
   10        Fire or Other Casualty
   11        End of Term
   12        Subordination andEtoppe1, Etc.
   13        Condemnation
   14        Requirements of Law
   15        Certificate of Occupancy
   16        Possession
   17        Quiet Enjoyment
   18        Right of Entry
   19        Vault Space
   20        Indemnity
   21        Landlord's Liability, Etc.
   22        Condition of Premises
   23        Porter's Wage Escalation
   24        Services
   25        Jury Waiver
   26        No Waiver, Etc.
   27        Occupancy and Use by Tenant
   28        Notices
   29        Water
   30        Sprinkler System
   31        Heat, Elevator, Etc.
   32        Security Deposit
   33        Tax Escalation
   34        Rent Control
   35        Supplies
   36        Air Conditioning
   37        Shoring
   38        Effect of Conveyance, Etc.
   39        Rights of Successors and Assigns
   40        Captions
   41        Electricity
   42        Lease Submission

THIS LEASE, made as of the 23rd day of November, nineteen hundred and ninety-nine between EMPIRE STATE BUILDING COMPANY, having an office at 350 Fifth Avenue New York, New York, hereinafter called "Landlord" or "Lessor" and CASS COMMUNICATIONS, INC., a New York corporation having an office at 369 Lexington Avenue, New York, New York hereinafter called "Tenant" or "Lessee".

                                  WITNESSETH:

     That Landlord hereby, leases to Tenant and the Tenant hereby takes and hires from Landlord the space (hereinafter called the "premises" or "demised premises") designated as Room 1101 (the "Room 1101 Portion") and Rooms 1133-1136 (the "Room 1133-1136 Portion") and substantially as indicated in red on the diagram hereto attached, on the 11th floor of the building known as Empire State Building, bounded by Fifth Avenue, 34th Street and 33rd Street, (hereinafter called the "building") in the Borough of Manhattan, City of New York, for a term of years to commence and to end as provided in Article 44 of this Lease, both dates inclusive, at a fixed annual rental (subject to Articles 23 and 41) at the annual rates set forth in Article 46 of this Lease, payable in equal monthly installments in advance on the first day of each month, except that the first installment of rent due under this lease shall be paid by Tenant upon its execution of this lease, unless this lease be a renewal.

     Landlord and Tenant covenant and agree:

                                   PURPOSE.

     1. Tenant shall use and occupy the premises only as general offices and they shall be used for no other purpose by Tenant or any other person.

     1(A). No manufacturing or repairing of any kind shall be done or permitted, nor shall any merchandise be sold or displayed for sale in the demised premises, other than Tenant's products, and then not for retail sale.

     1(B). Neither the demised premises, nor the halls, corridors, stairways, elevators or any other portion of the building shall be used by the Tenant or the Tenant's servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the building or the sidewalks or roadways adjoining the building whether by trucking or by the congregating or loitering thereon of the Tenant and/or the servants, employees, licensees, invitees or visitors of the Tenant.

                           RENT AND ADDITIONAL RENT.

     2. Tenant agrees to pay rent as herein provided at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash or by good and sufficient check drawn on a New York City Clearing House Bank, and without any set off or deduction whatsoever Any sum other than fixed rent payable hereunder shall be deemed additional rent and due on demand.

                                  ASSIGNMENT.

     3. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this lease, or sublet or permit all or part of the premises to be used by others, without the prior written consent of Landlord in each instance, except as otherwise set forth in Article in Article 49 of this Lease. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or sublessee of this lease or a majority of the total interest in any partnership tenant or sublessee, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, and the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership, shall be deemed an assignment of this lease or of such sublease. The merger or consolidation of a corporate tenant or sublessee where the net worth of the resulting or surviving corporation is less than the net worth of the tenant or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If without Landlord's written consent this lease is assigned, or the premises are sublet or occupied by anyone other than Tenant, Landlord may accept the rent from such assignee, subtenant or occupant, and apply the net amount thereof to the rent herein reserved, but no such assignment, subletting, occupancy or acceptance of rent shall be deemed a waiver of this covenant. Consent by Landlord to an assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further assignment or. subletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet: all or any portion of its sublet space, or otherwise suffer or permit the sublet, space or. any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance A modification, amendment or extension of a sublease shall be deemed a sublease.

                                   DEFAULT.

     4. Landlord may terminate this lease on three (3) days' notice: (a) if rent or additional is not paid within five (5) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of' this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within fifteen (15) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said fifteen (15) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant's property and such appointment is not vacated within sixty (60) days; or (e) if an execution or attachment shall be issued under which the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the premises become and remain abandoned for a period often (10) days; or (g) if Tenant shall fail to move into or take possession of the premises within sixty (60) days after commencement of the term of this lease.

     At the expiration of the three (3) day notice period, this lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease, but Tenant shall remain liable as hereinafter provided.

                                RELETTING, ETC.

     5. If Landlord shall re-enter the premises on the default of Tenant, by summary proceedings or otherwise; (a) Landlord may re-let the premises or any part thereof, as Tenant's agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this lease, and may grant concessions or free rent. (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Except as otherwise required by law, Landlord shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In computing the net amount of' rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the premises, including reasonable legal expenses and fees, brokerage, fees, the cost of restoring the premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease. (c). Tenant hereby expressly waives any right of redemption granted by any present or future law. "Re enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy, (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord's re-entry is the result of Tenant's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

     If Landlord re-enters the premises for any cause, or if Tenant abandons the premises, or after the expiration of the term of this lease, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefore to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord for the reasonable legal expenses and fees thereby incurred by Landlord.

                          LANDLORD MAY CURE DEFAULTS.

     6. If Tenant shall default in performing any covenant or condition of this lease, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment or money, including but not limited to reasonable attorney's fees, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement therefore, and if Tenant's lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                                 ALTERATIONS.

     7. Tenant shall make no decoration, alteration, addition or improvement in the premises, without the prior written consent of Landlord, and then only by contractors or mechanics approved in advance by Landlord and in such manner and time, and with such materials, as reasonably approved by Landlord. All alterations, additions or improvements to the premises, including central air conditioning equipment and duct work, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the premises, at the expiration, or sooner termination of the term of this lease. Any such alterations, additions and improvements which Landlord shall designate, shall be removed by Tenant and any damage repaired, at Tenant's expense, prior to the expiration of this lease; provided, however, that Landlord shall make such designation at the time it approves such alterations, etc., provided that Tenant reminds Landlord in writing (in its request for such approval) of the need to make such designation.

                                     LIENS.

     8. Prior to commencement of its work in the demised premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form satisfactory to Landlord's counsel, signed by all architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the demised premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the premises or the building after payments to the contractors, etc., subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the premises or the building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within twenty (20) days after notice thereof, by payment, filing of the bond required by law or otherwise.

                                    REPAIRS.

     9. Tenant shall take good care of the premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees. Notwithstanding the foregoing, Landlord shall maintain and make all necessary repairs to the perimeter heating units servicing the demised premises, including, without limitation, the shut off valves and thermostats, except if such repairs are necessitated by the act, omission or negligence of Tenant, its agents or employees. During the term of this lease, Tenant may have the use of any air-conditioning equipment servicing the premises, subject to the provisions of Article 36 of this lease, and shall reimburse Landlord, in accordance with Article 41 of this lease, for electricity consumed by the equipment. The exterior walls of the building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the premises demised by this lease, and Landlord hereby reserves all rights to such parts of the building. Tenant shall not paint or otherwise change the appearance of the windows including without limitation the sills, jambs, frames, sashes, and meeting rails

                             FIRE OR OTHER CASUALTY

     10. If the premises shall be partially damaged by fire or other casualty, the damage shall be repaired at the expense of Landlord, but without prejudice to the rights of subrogation, if any, of Landlord's insurer. Landlord shall not be required to repair or restore any of Tenant's property or any alteration or leasehold improvement made by or for Tenant at Tenant's expense. The rent shall abate in proportion to the portion of the premises not usable by Tenant. Landlord shall not be liable to Tenant for any delay in restoring the premises, Tenant's sole remedy being the right to an abatement of rent, as above provided. If the premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the premises or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than ten (10) days after such notice is given. Notwithstanding the foregoing or the following provisions of this Article 10, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

     In case of any substantial damage or destruction to the demised premises, Tenant, in addition to and without waiver of any other rights or remedies available to it, may cancel this lease by written notice to Landlord, if (i) within 60 days from the date of the damage or destruction, Landlord does not file a proof of loss with its insurer, (ii) within 90 days of the date of damage or destruction, Landlord does not let a contract or contracts which shall provide for the complete restoration of the demised premises within a period of one year from the date of the damage or destruction, (iii) work under such contract or contracts has not commenced within 120 days of the date of said damage or destruction, or (iv) said work is not prosecuted with reasonable diligence to its completion; provided that Tenant shall not be entitled to cancel this lease pursuant to this sentence more than thirty (30) days after Landlord shall have given written notice to Tenant that the state of facts specified in clause (i), (ii) or (iii) of this sentence, as the case may be, has occurred. The period for the completion of the required repairs and restoration work shall be extended by the number of days lost (not to exceed, however, six (6) months) in the event such loss results from strike, act of God, war, governmental action, national or state or municipal emergency, or any cause beyond the reasonable control of Landlord.

                                 END OF TERM.

     11. Tenant shall surrender the premises to Landlord at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will he impossible of accurate measurement. Tenant therefore agrees that if possession of the premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the premises after expiration or termination of the term of this lease, a sum equal to two times the average rent and additional rent which was payable per month under this lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lese. At any time during the term of this lease, Landlord may exhibit the premises to prospective purchasers or mortgagees of Landlord's interest therein. During the last year of the term of this lease, Landlord may exhibit the premises to prospective tenants.

                       SUBORDINATION AND ESTOPPEL, ETC.

     12.1 Tenant acknowledges that it has been informed and understands that Landlord's title arises out of and by virtue of a sublease (the "Sublease") from the owner of the lease (the "Ground Lease") of the land and Building of which the demised premises form a part, the current term of which Sublease expires on January 4, 2013, subject to Landlord's option to renew said term for a period ending on January 4, 2034 (as well as additional option periods ending on, January 4, 2076). A copy of the Ground Lease and the Sublease maybe examined at the office of Landlord at any time during the regular business hours. Anything in this Lease to the contrary notwithstanding, the term of this Lease (including any renewal term) shall in no event extend beyond a date one day prior to the end of the current term and any effective renewal term of the Ground Lease and the Sublease, and any attempt so to extend the term of this Lease shall be a nullity (it being understood and agreed, however, that if Landlord exercises said option to the term of the Sublease through January 4, 2034, then Tenant shall continue to be bound by a1l of the terms, covenants and conditions of this Lease through and including any expiration date occurring during such renewal term). This Lease is and shall be subject and subordinate to all ground, overriding or underlying leases and the rights of the lessors thereunder and to all mortgages which may now or hereafter affect such leases, and to all renewals, modifications, consolidations, replacements and extensions of such leases and mortgages. This clause shall be self-operative and no further instrument in writing to effectuate such subordination shall be necessary. In confirmation of such subordination, Tenant shall, on demand, execute promptly any certificate that Landlord may request. Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of Tenant to execute, acknowledge and deliver any such certificate or certificates for and on behalf of Tenant, if Tenant fails to execute and deliver same within thirty (30) after such demand by Landlord. In the event of the termination of this Lease by the termination of any lease to which this Lease is or may be subordinate, Tenant shall enter into a new lease covering the within demised premises, for the remaining term of this Lease and otherwise on the same terms, conditions and rentals as herein contained, with and at the election of the holder of any instrument to which this Lease is or may be subordinate (including a mortgage who shall acquire any superior lease in foreclosure, or a lease in substitution therefore), or if there is no superior lease in existence, then with and at the election of the holder of the fee title to the land and Building.

     12.2 From time to time, Tenant, on at least ten (10) days' prior written request by Landlord, will deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid and stating whether or not Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge.

                                 CONDEMNATION.

     13. If the whole or any substantial part of the premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the term of this lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the premises is condemned, this lease shall not terminate, but rent shall abate in proportion to the portion of the premises condemned. Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant's moving expenses, and the value of Tenant's fixtures, or Tenant's alterations, installations and improvements which do not become part of the building, or property of Landlord upon expiration of the term of this Lease or prior thereto, provided Landlord's award shall not thereby be diminished.

                             REQUIREMENTS OF LAW.

     14(a).    Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the premises or the use or occupancy thereof, provided such compliance is necessitated by Tenant's particular manner of use and occupancy of the premises (as distinguished from general office use thereof). Tenant shall also comply in the premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, whether or not such compliance is necessitated by Tenant's particular manner of use and occupancy of the premises. The foregoing shall not require Tenant to do structural work (See also Article 50 with respect to asbestos)

     (b) Tenant shall require every person engaged by him to clean any window in the premise from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

     (c) Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises, and shall not use the premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. If Tenant's use of the premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

                            CERTIFICATE OF OCCUPANCY

     15. Tenant will at no time use or occupy the premises in violation of the certificate of occupancy issued for the building. The statement in this lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the premises under the certificate of occupancy for the building.

                                  POSSESSION.

     16. A. If Landlord shall be unable to give possession of the premises on the commencement date of the term because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the premises are available for occupancy by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant, there shall be no rent abatement and the rent shall commence on the date specified in this lease. If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223(a), New York Real Property Law.

     B. Tenant acknowledges that it has been advised that the Room 1101 Portion (along with Room 1102) is currently occupied by another tenant, on a holdover basis, as a month to month tenant. Landlord shall terminate such month to month tenancy, promptly after the execution and delivery of this Lease. Tenant acknowledges and agrees that Landlord shall have no liability to Tenant whatsoever in the event Landlord terminates such month to month tenancy and such existing tenant fails to vacate such premises on or before the effective date of such termination. In such event, Landlord shall use reasonable efforts to cause such existing tenant to vacate such premises, including, without limitation, the commencement and diligent prosecution of a summary holdover dispossess proceeding.

                               QUIET ENJOYMENT.

     17. Landlord covenants that if Tenant pays the rent and performs al of Tenant's other obligations under this lease, Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                                RIGHT OF ENTRY.

     18. Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the premises, provided they are concealed. Landlord or its agents shall have the right, after reasonable prior notice to Tenant (except in an emergency), to enter or pass through the premises at all reasonable times (except in an emergency), by master key or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the premises or the building, and to take all material into and upon the premises that may be required therefore. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant's business. Landlord shall exercise reasonable efforts to minimize any interference with Tenant's use and occupancy of the demised premises. However, Tenant acknowledges that work may be affected on business days, during normal business hours. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known.

                                 VAULT SPACE.

     19. Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord without diminution of the rent payable hereunder. If Tenant shall use such vault space, any fees, taxes or charges made by any governmental authority for such space shall be paid by Tenant.

                                  INDEMNITY.

     20. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the premises by Tenant, or anyone on the premises with Tenant's permission, or from any breach of this lease, except if due to the negligence or willful misconduct of Landlord, its agents or employees.

                           LANDLORD'S LIABILITY, ETC.

     21. This lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord's control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence of Landlord; nor shall Landlord be liable for any latent defect in the premises or the building. Tenant, during the term of this lease, shall carry public liability and property damage insurance, from a company authorized to do business in New York, with limitations acceptable to Landlord, which policy or policies shall name the Landlord and its designees as additional insureds. Evidence of the policies, and of their timely renewal, shall be delivered to Landlord. All such insurance shall contain an agreement by the insurance company that the policy or policies will not be cancelled or the coverage changed, without thirty (30) days' prior written notice to the Landlord. Tenant agrees to look solely to Landlord's estate and interest in the land and building, or the lease of the building or of the land and building, and the demise premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the demised premises or any other liability of Landlord to Tenant (except for negligence).

     If as a result of any repair, alteration, addition or improvement to the building by or on behalf of Landlord, or the failure of Landlord to provide any service to the demised premises which Landlord is obligated to provide under this Lease (except if such failure is due to a strike or other cause beyond the reasonable control of Landlord, or by a failure by the public utility to provide such service to the building), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the demised premises for the purposes for which they were leased, for a period of five (5) consecutive business days, then Tenant shall be entitled to an abatement of rent for each day after said five (5) day period for such portion of the demised premises which cannot be used as set forth above.

                            CONDITION OF PREMISES.

     22. Tenant acknowledges that Landlord has made no representation or promise, except as herein expressly set forth. Tenant agrees to accept the premises "as is", except that, promptly after the execution and delivery of this Lease, Landlord shall install a Carrier 6000 CFM air cooled air-conditioning unit in and for the demised premises, with fifteen (15) tons of capacity. Landlord shall maintain and repair said unit. Tenant shall install all duct work, fans and diffusers necessary to distribute air conditioning service from said unit throughout the demised premises and shall maintain and repair (and replace when necessary) such equipment.

                           PORTER'S WAGE ESCALATION

     23A. Tenant shall pay to Landlord, as additional rent, Porter's Wage Escalation, in accordance with this Article:

          (a) Definitions: For the purpose of this Article the following
              -----------
definitions shall apply:

              (i) The term "Base Rate" as hereinafter set forth for the determination of Porter's Wage escalation, shall mean the labor rate, determined as hereinafter provided, for the calendar year 2000 (the "base year"). The term "comparative year" shall mean the calendar year 2001, and each subsequent calendar year.

              (ii) For purposes of this Lease, the rentable square foot area of the presently demised premises shall be deemed to be square feet.

              (iii) The term "labor rate" shall mean the average of the minimum regular hourly wage rate (1) for a porter and (2) for an office cleaner, determined as follows:

                    (1) The minimum regular hourly wage rate for porters with fly; years of service in Class A office buildings, from time to time established by Agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not porters'. wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises or to the building).

                    (2) The minimum regular hourly wage rate for office cleaners with five years of service in Class A office buildings, from time to time established by agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not office cleaners' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises or to the building).

                    (3) As used herein, the term "porters" and the term "office cleaners" shall mean, respectively, that classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to porters or office cleaners, as the case may be, in the 1996-1998 Agreement with said Local 32B-32J (which classification is presently termed "others" in said Agreement).

                    (4) If any such union agreement shall require the regular employment of porters or office cleaners on days or during hours when overtime or other premium pay rates are in effect, then the minimum "regular hourly wage rate" as used above and subject to the other adjustments provided for herein, shall he deemed to mean the average hourly wage rate for the hours in a calendar week during which such porters or office cleaners are required to be regularly employed (e.g., if, for example, as of October 1, 1999, an agreement between RAB and Local 32B-32J shall require the regular employment of building porters for forty (40) hours during a calendar week at a regular hourly wage rate of $3.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the regular straight time hourly wage rate under this Article, as of October 1, 1999, shall be deemed to be the total weekly wage rate of $135.00, divided by the total number of required hours of employment, forty (40) or $3.375).

                    (5) Subject to the provisions herein contained, and at Landlord's option, computation of the minimum regular hourly wage rate shall be based on the number of hours that a porter or office cleaner is expected to work in any comparison year. In determining said number of hours, Landlord may make reasonable estimates of the average number of days or hours not worked by an average porter or office cleaner, where such days or hours are not specified by, or vary with individual circumstances pursuant to, the union agreement.

If there is no such union agreement in effect at any time during or prior to the term of this Lease, then all computations and payments shall, nevertheless, be made, but shall be on the basis of the regular hourly wage rates actually being paid or accrued at such time by the Landlord or by the contractor performing the cleaning services for Landlord for such porters or office cleaners, as the case may be, or, if there are no such persons employed at the building, then such computation shall be based on the wage rates of porters or office cleaners, as the case may be, at the One Penn Plaza, New York, New York. Appropriate retroactive adjustment shall thereafter be made if and when the minimum regular hourly wage rate pursuant to such agreement is finally determined, provided, however, that if as of the last day of any comparative year, no union agreement shall be in effect covering the January 1, occurring in such comparative year, then the minimum regular hourly wage rate computed as aforedescribed shall, for all purposes hereof, be deemed to be the minimum regular hourly wage rate for purposes of this Article, and no retroactive adjustment shall be made with respect thereto

          (b) The parties acknowledge that the labor rate is intended to be an index in the nature of a cost of living or other such index; it is not intended to reflect the actual costs of wages or expenses for the building.

          (c) In the event that the labor rate in effect for the comparative year 2001 or for any comparative year thereafter following the base year shall exceed the Base Rate, then Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the product obtained by multiplying
(i) the rentable square foot area of the demised premises, by (ii) one cent for each cent (including any fraction of a cent) by which the labor rate in effect during such comparative year exceeds the Base Rate. Subject to Subdivision (f) hereof, each such annual amount of additional rent shall commence to be payable, in equal monthly installments, as of the first day of the period for which such labor rate shall have changed; and, after Landlord shall furnish Tenant with an escalation statement relating to such increase in the labor rate, all monthly installments of rent shall contain an item of additional rent equal to one-twelfth (1/12) of the annual amount determined above, until a new change shall take place in the labor rate. In the event that the escalation statement is furnished to the Tenant after the commencement or effective date of any change in the labor rate, there shall be promptly paid by Tenant to Landlord the amount theretofore accrued or allocable to the period prior to the furnishing of the said escalation statement. In the event that the labor rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Landlord in an additional escalation statement furnished by Landlord, so as to reflect such change in the monthly installments, as of the effective date of each such change.

          (d) The statements furnished by Landlord to Tenant, as provided above, shall be prepared in reasonable detail by Landlord. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the labor rate and Porter's Wage escalation additional rent for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall in writing challenge their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate.

          If Tenant shall so dispute said statements then, pending the resolution of such dispute, Tenant shall promptly pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

          (e) In no event shall the fixed annual rent payable under this Lease be reduced by virtue of this Article.

          (f) If the Commencement Date of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that this Lease's term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant as aforesaid, which computations shall either be based on that comparative year's labor rate(s) or be an estimate, based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord thereafter shall cause statements to be prepared on the basis of that comparative year's actual labor rate(s) and, upon Landlord's furnishing such statement to Tenant. . Landlord and Tenant shall make appropriate adjustments of amounts then owing or estimated payments theretofore made.

          (g) Notwithstanding any expiration or termination of this Lease prior to the Lease expiration date (except in the case of a cancellation by mutual agreement or Tenant's termination as of right) Tenant's obligation to pay ally and all additional rent under this lease shall continue and shall cover all periods up to the Lease expiration date. Landlord's and Tenant's obligation to make the adjustments referred to in subdivision (1) above shall survive any expiration or termination of this Lease

          (h) Any delay or failure of Landlord in billing for any additional rent payable as hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

                                   SERVICES.

     24. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of Landlord. Tenant agrees to employ said contractor, or such other contractor as Landlord may from time to time designate, for any waxing, polishing, and other maintenance work of the demised premises and Tenant's furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord's prior written consent. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord and Tenant shall each obtain two bona fide bids for such work from reputable contractors, and the average of the four bids thus obtained shall be the standard of comparison,

                                  JURY WAIVER.

     25. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant's use or occupancy of the premises (except for personal injury or property damage) or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding.

                                NO WAIVER, ETC.

     26. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant's claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord's option a "late charge" shall become due and payable to Landlord, as additional rent, from the date it was due until payment is made, at the following rates: for individual and partnership lessees, said late charge shall be computed at the maximum legal rate of interest; for corporate or governmental entity lessees the late charge shall be computed at two percent per month unless there is an applicable maximum legal rate of interest which then shall be used. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this lease or a surrender of the premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord's option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease shall be effective, unless such waiver be in writing signed by Landlord. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the parties concerned. Tenant shall comply with the rules and regulations printed in this lease, and any reasonable modifications thereof or additions thereto, Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. This lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the premises, for any reason, including as the result of construction on any property of which the premises are not a part or by Landlord's own acts.

                          OCCUPANCY AND USE BY TENANT.

     27.  Intentionally Deleted.

                                    NOTICES.

     28. Any bill, notice or demand from Landlord to Tenant, may be delivered personally at the premises or sent by registered or certified mail, with a copy to Mr. Gregg D. Parks, Director of Financial Operations, Cass Communications, Inc., 1800 Sherman Avenue, Evanston, Illinois 60201. Such bill, notice or demand shall be deemed to have been given at the time of delivery or mailing. Any notice from Tenant to Landlord must be sent by registered or certified mail: to the last address designated in writing by Landlord.

                                     WATER.

     29. Tenant shall pay the amount of Landlord's cost for all water used by Tenant for any purpose other than ordinary lavatory uses, and any sewer rent or tax based thereon Landlord may install a water meter to measure Tenant's water consumption for all purposes other than such ordinary lavatory uses, and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter. If water is made available to Tenant in the building or the demised premises through a meter which also supplies other premises, or without a meter, then Tenant shall pay to lessor a reasonable charge per month for water.

                               SPRINKLER SYSTEM.

     30. If there shall be a "sprinkler system" in the demised premises for any period during this lease, Tenant shall pay a reasonable charge per month, for sprinkler supervisory service. If such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, or any governmental authority requires the installation of, or any alteration to a sprinkler system by reason of Tenant's occupancy or use of the premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

                              HEAT, ELEVATOR, ETC.

     31. Landlord shall provide elevator service during all usual business hours including Saturdays until 1 P.M., except on Sundays, State holidays, Federal holidays, or Building Service Employees Union Contract holidays, and Landlord shall have at least one elevator available to the 11th floor at all times other than such usual business hours. Landlord shall furnish heat to the premises during the same hours on the same days in the cold season in each year. Landlord shall cause the premises to be kept clean in accordance with the attached cleaning specifications, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant's light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises. Landlord may remove Tenant's extraordinary refuse from the building and Tenant shall pay the cost thereof. If the elevators in the building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant's obligations hereunder.

                               SECURITY DEPOSIT.

     32. Tenant has deposited with Landlord the sum $26,410.00 a security for the performance by Tenant of the terms of this lease. Landlord part of the security to satisfy any default of Tenant and any expenses arising from such default, including but not limited to any damages or rent deficiency before or after re entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full security deposit on hand at all times during the term of this lease. If Tenant shall comply fully with the terms of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease. In the event of a sale or lease of the building containing the premises, Landlord may transfer the security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the security. This provision shall apply to every transferor assignment of the security to a new Landlord. Tenant shall have no legal power to assign or encumber the' security herein described.

     Anything hereinabove to the contrary notwithstanding, Tenant, instead of depositing cash with Landlord as security deposit hereunder, may elect to substitute therefore and deliver to Landlord, as and for a security deposit, an unconditional, irrevocable, negotiable commercial Letter of Credit (hereinafter called the "Credit"), to be held and used under the security deposit provisions of this Lease, which Credit shall be issued by a bank which is a member of the New York Clearing House Association, in the amount of $26,410.00, naming Landlord (or its successor as Landlord) as beneficiary and authorizing the beneficiary to draw on the bank in said amount, or any portion thereof, available by the beneficiary's sight draft, without presentation of any other documents, statements or authorizations. The Credit shall have a term of at least twelve (12) months, and it shall by its terms be renewed, automatically, each year, by the bank, unless the bank gives written notice to the beneficiary, at least forty-five (45) days prior to the expiration date of the then existing Credit that the bank elects that it not be renewed. The Credit shall be transferable. All transfer fees shall be paid by the Tenant. The bank shall further agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the bank at its main office located in New York, New York. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No, 500.

     If during the term of this Lease the Credit and/or the proceeds of all or part of said Credit become less than the full amount of the security deposit hereinabove required, then and in such event Tenant shall, upon demand, deposit with Landlord the amount of any security deposit/Credit theretofore used or applied by Landlord pursuant to the terms hereof in order that Landlord shall have the full security deposit on hand at all times during the term of this Lease. If at the expiration of the term of this Lease, Landlord holds all or part of said Credit, and Tenant is not in default under any of the terms, covenants and conditions of this Lease, then Landlord will turn over said Credit to Tenant or assign it to the designee of Tenant.

     It shall be the obligation of Tenant during the term of this Lease to deliver to Landlord at least thirty (30) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Landlord has not received such renewal or extension or substitute Credit within twenty
(20) days prior to the expiration date of the then existing Credit, then and in such event Landlord shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the security deposit provisions of this Lease. Tenant agrees to reimburse Landlord for any attorneys' fees incurred by Landlord in connection with reviewing the letter of credit and any renewals, extensions or substitutions therefore, ensuring that the provisions of the letter of credit and any renewals, extensions or substitutions therefore comply with the provisions of this Article, drawing down upon the proceeds of any letter of credit delivered to Landlord hereunder, or ensuring that the security deposit/letter of credit is maintained as required under this Lease.

                                TAX ESCALATION.

     33. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article:

          (a) For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 5,282 square feet.

          (b) Definitions: For the purpose of this Article, the following definitions shall apply:

              (i) The term "base tax year" as hereinafter set forth for the determination of real estate tax escalation, shall mean the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001.

              (ii) The term "The Percentage", for purposes of computing tax escalation shall mean 0.2349 percent (0.2349%). The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the total rentable square foot area of the office and commercial space in the building project The parties acknowledge and agree that the tota1 rentable square foot area of the office and commercial space in the building project shall be deemed to be 2,248,370 sq ft

              (iii) The term "the building project" shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon, said improvements1 being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

              (iv) The term "comparative year" shall mean the twelve (12) months following the base tax year, and each subsequent period of twelve (12) months (or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York).

              (v) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof, covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year.

              (vi) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an "actual assessment" or a, "transitional assessment" or otherwise, then the phrases herein "assessed value" and "assessments" shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

              (vii) The phrase "real estate taxes payable during the base tax year" shall mean that amount obtained by multiplying the assessed value of the land and buildings of the building project for the base tax year by the tax rate for the base tax year for each $100 of such assessed value.

              (c)1. In the event that the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the base tax year, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord within ten (10) days after receipt of the aforesaid statement. The benefit of any discount for any early payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

     Additionally, Tenant shall pay to Landlord, on demand, a sum equal to The Percentage of any business improvement district assessment payable by the building project.

              2. Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction and Tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefore, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

              3. If, after Tenant shall have made a payment of additional rent under this subdivision (c), Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant The Percentage of the refund less The Percentage of expenses (including attorneys' and appraisers' fees) incurred by Landlord in connection with any such application or proceeding. If, prior to the payment of taxes for any comparative year, Landlord shall, have obtained a reduction of that comparative year's assessed valuation of the building project; and therefore of said taxes, then the term "real estate taxes" for the comparative year shall be deemed to include the amount of Landlord's expenses in obtaining such reduction in assessed valuation, including attorneys' and appraisers' fees.

              4. The statements of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord.

              5. In no event shall the fixed annual rent under this lease (exclusive of the additional rents under this Article) be reduced by virtue of this Article.

              6. If The commencement date of the term of this lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing

              7. Landlord's and Tenant's obligations to make the adjustments referred to in subdivision (6) above shall survive any expiration or termination of this lease.

              8. Any delay or failure of Landlord in billing any tax escalation' hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

                                 RENT CONTROL.

     34. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then the legally enforceable by Landlord.

                                   SUPPLIES.

     35. Only Landlord or any one or more persons, firms, or corporations authorized in writing by Landlord shall be permitted to furnish laundry, linens, towels, drinking water, water coolers, ice and other similar supplies and services to tenants and licensees in the building. Landlord may fix, in its own absolute discretion, from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefore are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

     Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to sell, deliver or furnish any food or beverages whatsoever for consumption within the demised premises or elsewhere in the building. Landlord expressly reserves the right to act as or to designate from time to time an exclusive supplier or suppliers of such food and beverages, provided that the quality thereof and the charges therefore are reasonably comparable to that of other suppliers Landlord further expressly reserves the right to exclude from the building any person, firm or corporation attempting to deliver or purvey any such food or beverages, but not so designated by Landlord It is understood, however, that Tenant or its regular office employees may personally bring food or beverages into the building for consumption within the demised premises by the said employees, but not for resale or for consumption by any other tenant. Landlord may fix in its absolute discretion from time to time the hours during which, and the regulations under which, food and beverages may be brought into the building by Tenant or its regular employees.

                               AIR CONDITIONING.

     36. Landlord agrees to install, at its own cost and expense, all equipment necessary to make available to Tenant the building chilled water and warm water circulating system (summer cooling and winter ventilation).

     Tenant agrees that necessary work for the installation of any such equipment or facilities and the repair and maintenance thereof may be performed by Landlord during regular working hours without diminution or abatement of rent and without liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the performance of said work.

     The entire installation and all equipment and facilities at any time forming a part thereof shall be and at all times remain the property of Landlord. Any change, alteration, addition or extension of any of said equipment or facilities shall be performed by Landlord at Tenant's expense. Tenant shall under no circumstances make any change, alteration, addition or extension of any of said equipment or facilities, without Landlord's prior written consent in each instance.

     Landlord agrees to operate and maintain said equipment and facilities, provided that all repairs, substitutions or replacements caused by reason of the carelessness, omission, neglect or improper conduct of Tenant, its servants, employees, agents, visitors or licensees shall be made by Landlord at the expense of Tenant. All electric current used in the operation of said equipment servicing the premises and Tenant's share of the electric current for the production of chilled water and its supply to the premises shall become the obligation of Tenant in accordance with the, terms of Article 41 of this lease.

     Provided Tenant is not then in default of any of the terms, conditions and covenants of this lease, Landlord agrees to supply chilled water to the demised premises, on regular business days' from 8:00 a.m. to 6:00 p.m., Mondays through Fridays, exclusive of holidays, during any period from May 1, to October 31, when, in Landlord's reasonable judgment, cooling is required, and further agrees to supply warm water to the demised premises in the non-cooling season, when reasonably necessary, so as to provide "winter ventilation" on regular business days from 9:00 a.m. to 6:00 p.m., Mondays through Fridays, exclusive of holidays. It is understood that Landlord shall not be liable for any damage or loss of any kind whatsoever to Tenant resulting from the inability of Landlord to supply the chilled water and warm water by reason of forces beyond its normal control, nor shall there be any abatement or reduction in the rent or additional rent payable by Tenant by reason of such inability of Landlord to supply the chilled water and warm water.

                                    SHORING.

     37. Tenant shall permit any person authorized to make an excavation on land adjacent to the building containing the premises to do any work within the premises necessary to preserve the wall of the building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

                           EFFECT OF CONVEYANCE, ETC.

     38. If the building containing the premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the building assumes in writing such obligations and liabilities.

                       RIGHTS OF SUCCESSORS AND ASSIGNS.

     39. This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   CAPTIONS.

     40. The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

                                  ELECTRICITY

     41. Tenant agrees that Landlord may furnish electricity to Tenant on a "submetering" basis or on a "rent inclusion" basis". Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution of electricity, including but not, limited to services which facilitate the distribution of service.

          (A). Submetering: If and so long as Landlord provides electricity to the demised premises on a submetering basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this lease by Landlord but not more than those specified in the service classification in effect on January 1, 1970 pursuant to which Landlord then purchased electric current from the public utility corporation serving the part of the city where the building is located; provided however, said charges shall be increased in the same percentage as any percentage increase in the billing to Landlord for electricity for the entire building, by reason of increase in Landlord's electric rates or service classifications, subsequent to January 1, 1970, and so as to reflect any increase in Landlord's electric charges, including changes in market prices for electricity from utilities and/or other providers, in fuel adjustments, or by taxes or charges of any kind imposed on Landlord's electricity purchases or redistribution, or for any other such reason, subsequent to said date. Any such percentage increase in Landlord's billing for electricity due to changes in rates or service classifications, or market prices, shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate and/or service classifications change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classification or market price, and to the service classification in effect on January 1, 1970. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the service classification in effect on January 1, 1970. Where more than one meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein specified. Bills therefore shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within ten (10) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by lessee by such discontinuance of service. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State, or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the bill of, and paid by, Tenant to Landlord.

          (B). Rent Inclusion: If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF of $3 00 per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service, and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of the Tenant's connected electrical load, in, whatever manner delivered to Tenant, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment, the operation of building air-conditioning equipment during ordinary business hours, and the operation of the usual small business machines, including Xerox or other copying machines, p.c.'s and fax machines (such lighting and equipment are hereinafter called "Ordinary Equipment") during ordinary business hours ("ordinary business hours" shall be deemed to mean 60 hours per week), with Landlord providing an average connected load of 5 watts of electricity for all purposes per rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided. For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 5,282 square feet.

     If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to December 1, 1999 (whether such change occurs prior to or during the term of this Lease), by change in Landlord's electric rates or service classifications, or electricity charges, including changes in market prices, or by any increase, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord's electricity purchases, or on Landlord's electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annua1 rent shall be changed in the same percentage as any such change in cost due to changes in electric rates, service classifications, or market prices, and, also Tenant's payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel) adjustments or charges, and such taxes. Any such percentage change in Landlord's cost due to change in Landlord's electric rates or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the building for the twelve full months immediately prior to the rate change or other such changes in cost, energy and demand, and any) changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire building for said prior (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Landlord, ("Landlord's electrical consultant"), shall determine the percentage change for the changes in ERIF due to Landlord's changed costs, and that Landlord's electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current. (i) If such survey shall reflect a connected electrical load in the demised premises in excess of 5 watts of electricity for all purposes per rentable square foot and/or energy usage in excess of ordinary business hours (each such excess hereinafter cal1ed "excess electricity") then the connected electrical load and/or the hours of use portion(s) of the then existing ERIF shall be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e. excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis of the then existing ERIF. Such fractions shall be determined by Landlord's electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey. (ii) If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service Classification in effect on December 1, 1999 (and not the time-of-day rate schedule) for such load and usage of electricity, with the connected electrical load deemed to be the demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased or decreased by all electricity cost changes of Landlord, as hereinabove provided, from December 1, 1999 through the date of billing)

     In no event, whether because of surveys, rates or cost changes, or for any other reason is the originally specified $3.00 per rentable square foot ERIF portion of the fixed annual rent (plus any net increase thereof, but not decrease, by virtue; of all electricity rate or service classification or market price changes of Landlord subsequent; to December 1, 1999) to be reduced.

     (C). General Conditions: The determinations by Landlord's electrical consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within fifteen (15) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant's consultant and Landlord's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, than either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations, Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations of Landlord's electrical consultant. If the controlling determinations differ from Landlord's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

     At the option of Landlord, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the demised premises and to pay for the cost of installation thereof, at competitive rates. Supplementing Article 34 hereof, if all or part of the submetering additional rent or the ERIF payable in accordance with Subdivision (A) or (B) of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $3.00 per year per rentable square foot of the demised premises, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire building subsequent to December 1, 1999, because of electric rate or service classification or market price changes, such percentage change to be computed as in Subdivision (B) provided:.

     Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or wiring installation Tenant agrees not to connect any additional electrical equipment4tbj building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create dangerous or hazardous condition or en au excessive or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates charges, etc., may be changed by virtue of time-of-day rates, or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the reference in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any "alternative charge", to be less than an mount equal to the total of Landlord's payments to public utilities and/or other providers of the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus 5% for transmission line loss, plus 15% for other redistribution costs. The Landlord reserves the right, at any time upon thirty (30) days written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa or to change to the distribution of less than all the components of the existing service to Tenant. The Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, upon thirty (30) days' written notice to the Tenant, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load; provided, however, that so long as Tenant is diligently and in good faith pursuing electrical service from either a public utility company or another licensed provider of electrical service, Landlord shall not so terminate the furnishing of electrical service to Tenant. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility shall be installed at Tenant's sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. The Landlord, upon the expiration of the aforesaid thirty (30 ) days' written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Tenant was provided electricity on a re t inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount. of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis

     The parties understand and agree that in any survey of Tenant's electricity consumption in and for the demised premises, the consultant's survey results shall be calculated to reflect proper demand (diversity) factor.

                               LEASE SUBMISSION.

     42. Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

               SEE RIDER(S) ANNEXED HERETO AND MADE A PART HEREOF

IN WITNESS WHEREOF, the said Landlord, and the Tenant have duly executed these presents as of the day and year first above written.

                                 EMPIRE STATE BUILDING COMPANY, Landlord
                                 BY: HELMSLEY-SPEAR, INC., Agent


Attest:


_________________________        By: /s/ Stephen C. Tille (L.S.)
                                    ----------------------------
                                         Vice President

Attest:


_________________________        By: /s/ Alan M. Weisman (L.S.)
                                      -------------------------
                                         Alan M. Weisman

                             President & Chairman
                             --------------------

                                   Print Name & Title

TENANT'S FEDERAL I.D. NUMBER 36-2817497

LANDLORD

State of New York ) ss.:
County of New York)

On the ____________ day of ________ in the year ______ before me, the undersigned, a notary public in and for said state, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to inc that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        ______________________
                                        Notary Public

TENANT

State of New York ) ss.:
County of New York)

On the 2nd day of December in the year 1999 before me, the undersigned, a notary public in and for said state, personally appeared Alan M. Weisman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        /s/ Joy M. Williams
                                        ----------------------
                                        Notary Public


                                        "Official Seal" Stamp Here

RULES AND REGULATIONS MADE A PART OF THIS LEASE

     1. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and if said premises are situated on the ground floor of the building the tenant thereof shall further at the tenants expense keep the sidewalks and curb directly in front of said premises clean and free from snow and ice, dirt and rubbish.

     2. No awnings or other projections or any article or thing whatsoever shall be attached or placed upon the outside walls of the building.

     3. No sign, advertisement, notice or other lettering shall be inscribed, painted or affixed by any tenant on any part of the outside of the building or on any window or on any curtain, shade or on any other thing or device visible through any window from the outside of the building, or without the prior consent in writing of Landlord, on any part of the inside of the demised premises. Interior signs or lettering on doors shall be inscribed, painted or affixed for each tenant by Landlord or by an approved contractor at the expense of such tenant and shall be of a size, color and style acceptable to Landlord.

     4    The sashes, sash doors, windows, skylights and doors that reflect or admit light into the halls or other places of the building shall not be covered or obstructed, nor shall anything be placed upon or hung from the window sills. The water and wash closets and other plumbing fixtures shall not be used for any other purpose than the purposes for which they were respectively designed, and no sweepings, rubbish, rags or other substances shall be thrown therein.. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant or tenants, who, or whose agents, employees, visitors or licensees shall have caused the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises, and no cooking shall be done on the premises

     5. No tenant shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals or theatre tickets in or from its premises; nor shall the premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger services; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in the tenant's lease. No tenant shall make, or permit to be made, any unseemly or disturbing noises or interfere with other tenants or those having business with them, or throw anything out of the doors, windows or skylights or down the passages. Medical or dental waste is extraordinary refuse which shall be separated by Tenant, properly identified and removed as directed by Landlord. No tenant, or any agents, employees, licensees, invitees or visitors of any tenant, shall, in any manner, in any part of the demised premises, do or permit any acts whatsoever which may be in any way noxious, injurious, dangerous or offensive, or suffer or permit any nuisance thereon, and no tenant shall suffer or permit the demised premises, or any part thereof, to be occupied or used for any purpose or purposes which shall be unlawful, disreputable, immoral or extra-hazardous on account of fire or otherwise, and no tenant shall suffer or permit any article to be brought in, or any act to be done on said premises, which would make void any policy of fire or other insurance of Landlord, or give any insurer of Landlord an option or privilege to cancel its policy or render payable by Landlord any increase or extra premium of insurance. No tenant shall engage or pay any employees on the demised premises, except those actually working for such tenant on said premises, nor advertise for laborers, giving an address at said premises.

     6. No tenant shall mark, paint, drill into, or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironworks. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as it may direct; no tenant shall lay linoleum or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material which may be easily removed with water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No space in the building shall be used for manufacturing, for repairing, for the storage or display for retail sale of merchandise, or for lodging. Smoking or carrying lighted cigars, pipes' or cigarettes in the elevators of the building is prohibited.

     8. No tenant, nor any of said tenant's agents, employees, licensees, invitees or visitors shall at any time bring, or keep upon the demised premises any kerosene, camphene, benzine, naphtha, gasoline or any inflammable or combustible fluid, chemical or explosive.

     9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, and each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet, either furnished to, or otherwise procured by such tenant; and, in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

     10. When the tenants are permitted to make repairs or to do painting, lettering, interior moving and other similar work on the demised premises, the workmen of Landlord, or contractors or mechanics approved by Landlord, must be employed by the tenants therefore.

     11. Only entities authorized by Landlord will be permitted to furnish ice, drinking water, food, towel and other similar services or supplies to tenants, and only at hours and under regulations fixed by Landlord. Landlord shall have the right to act as or to designate, at any time, an exclusive supplier of all or any one of said supplies and services.

     12. Landlord shall have power to prescribe the weight and position of safes, which shall, if considered necessary by Landlord, stand on two inch thick plank strips to distribute the load. All damage done to the building by taking in or putting out a safe or any other article of any tenant's office equipment, or due to its being on the premises, shall be repaired at the expense of the tenant. The moving of safes shall occur only between the hours of 7 A.M. and 8:45 A.M. and 5:30 P.M. and 7:00 P.M. upon previous notice to the janitor, and the persons employed to move the safes in and out of the building must be acceptable to Landlord. No freight, furniture or bulky matter of any description will be received into the building or carried in the elevators, except during hours approved by Landlord.

     13. No tenant shall cause unnecessary labor by reason of carelessness or indifference to the preservation of good order and cleanliness in its premises and in the building.

     14. Landlord shall have the right to prohibit any advertising by any tenant, mentioning the building, which, in the opinion of Landlord, tends to impair the reputation of the building' or its desirability as a building for offices, and upon written notice from Landlord tenants shall refrain from or discontinue such advertising.

     15   The building will be closed daily at 7 P.M., after which hour Landlord will have the right to prevent any person from entering or leaving the building unless provided with a pass issued by Landlord and any person found in the building after that hour without such pass will be subject to the surveillance of the employees and agents of Landlord. On written application by; any tenant, passes will be issued enabling them to enter or depart from the building after said hour upon presenting same to the watchman.

     16. Whenever any tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, that tenant agrees to pay Landlord as additional rent, on demand, a sum equal to the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

     17. The use or installation in the demised premises of auxiliary heating or cooling devices, such as portable electric heaters, heat lamps, window or central air conditioning equipment or other devices whose principal function at the time of operation is to produce space heating or cooling, is prohibited.

                          RIDER TO THE LEASE BETWEEN

                    EMPIRE STATE BUILDING COMPANY, LANDLORD

                     AND CASS COMMUNICATIONS, INC., TENANT

     43. Anything in Article 7 to the contrary notwithstanding, Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations, additions and improvements (herein referred to as "alteration") in the demised premises, provided that such alterations do not affect utility services or plumbing and electrical lines or other systems, of the building. All alterations shall be performed in accordance with the following conditions:

          (a) All alterations costing more than $10,000.00 shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Landlord shall be given, in writing, a good description of all other alterations.

          (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations.

          (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable law, ordinances, directions, rules and regulations of governmental authorities having jurisdictions, including, without limitations, the Americans with Disabilities Act of 1990 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws and regulation issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon.

          (d) All work shall be performed with union labor having the proper jurisdictional qualifications.

          (e) Tenant shall keep the building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises.

          (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

               (i) Worker's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

               (ii) Broad from general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less then $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at it sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All policies, or certificates therefore, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant's location at the demised premises.

          (g) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the building.

     44. (a) Supplementing the preface and Article 16B of this Lease, the term of this Lease shall commence with respect to the Room 1101 Portion on the date (the "Room 1101 Portion Commencement Date") which shall be the earlier to occur of (i) the date Landlord makes possession of the entire demised premises (i.e., the Room 1101 Portion and the Room 1133-1136 Portion) available to Tenant, and
(ii) the date on which Tenant occupies all or any part of the Room 1101 Portion for the purpose of commencing and effecting the Initial Alteration Work (as hereinafter defined in Article 50).

          (b) Supplementing the preface and Article 16B of this Lease, the term of this Lease shall commence with respect to the Room 1133-1136 Portion on the date (the.41Roorn 11331136,, Portion Commencement Date") which shall be the earlier to occur of (i) the date Landlord makes' possession of the entire demised premises (i.e., the Room 1101 Portion and the Room 1133-1136, Portion) available to Tenant, and (ii) the date on which Tenant occupies all or any part of the Room 1133-1136 Portion for the purpose of commencing and effecting the Initial Alteration Work.

          (c) Landlord shall, in accordance with the foregoing, fix the Room 1101 Portion Commencement Date and the Room 1133-1336 Portion Commencement Date, and shall notify, Tenant of the dates so fixed. When the both the Room 1101 Portion Commencement Date and the Room 1133-1136 Portion Commencement Date have so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord's request, execute a written agreement confirming such dates as the Room 1101 Commencement Date and the Room 1133-1136. Commencement Date, as the case may be. Any failure of the parties to execute such written agreement shall not affect the validity of the Room 1101 Commencement Date and the Room 1133-1136 Commencement Date, as fixed and determined by Landlord, as aforesaid.

          (d) The term of this Lease shall end on April 30, 2010, unless it shall sooner terminate as herein provided.

     45. Landlord and Tenant each represents and warrants to the other that it neither consulted nor negotiated with any broker or finder with regard to the demised premises other than WILLIAMS REAL ESTATE CO., INC. and Helmsley-Spear, Inc. Landlord and Tenant agree to indemnify, defend and save each other harmless from and against any claims for fees or commissions from anyone other than WILLIAMS REAL ESTATE CO., INC. and Helmsley-Spear, Inc. with whom either of them has dealt in connection with the demised premises or this Lease. Landlord agrees to pay any commission or fee owing to the aforesaid WILLIAMS REAL ESTATE CO., INC. and Helmsley-Spear, Inc.

     46. (a) Supplementing the preface of this Lease, Tenant shall pay Landlord fixed annual rent (without electricity) for the Room 1101 Portion at the following rates: $27,916 per annum from the Room 1101 Portion Rent Commencement Date (as hereinafter defined) through August 31, 2003; $29,910 per annum from September 1, 2003 through December 31, 2006; and $31,904 per annum from January 1, 2007 through April 30, 2010. The term "Room 1101 Portion Rent Commencement Date" when used herein shall mean the date which is 150 days after the Room 1101 Portion Commencement Date.

          (b) Supplementing the preface of this Lease, Tenant shall pay Landlord fixed annual rent (without electricity) for the Room 1133-1136 Portion at the following rates: $119,980 per annum from the Room 1133-36 Portion Rent Commencement Date (as hereinafter defined) through August 31, 2003; $128,550 per annum from September 1, 2003 through December 31, 2006; and $137,120 per annum from January 1, 2007 through April 30, 2010. The term "Room 1133-1136 Portion Rent Commencement Date" when used herein shall mean the date which is 150 days after the Room 1133-1136 Portion Commencement Date.

          (c) Tenant acknowledges that the fixed annual rental rates hereinabove set forth, are intended to create an average rental rate over the term of-the Lease $158,460.00 annum. Tenant therefore agrees that if, because of default by Tenant, the term ended prior to April 30, 2010 then and in such event, in addition to any other liability to Landlord from Tenant, and remedies of Landlord under this Lease and under the law, Tenant shall be ob1igated forthwith to pay to Landlord, as additional rent, a sum equal to the difference between the average rental rate of $158,460.00 per annum (as adjusted under Article 23) and the fixed annual rent (as adjusted under Article 23) theretofore paid by Tenant to Landlord.

          (d) If and so long as Tenant (i) is not in default under this Lease beyond any grace period, (ii) has completed its Initial Alteration Work and
(iii) shall have provided Landlord with true copies of paid bills which are satisfactory to Landlord, substantiating that the total cost of Tenant's Initial Alteration Work is equal to or greater than $219,765.00, then, in that event, Tenant shall be entitled to a rent credit in the amount of $219,765.00, which rent credit shall be applied, until fully depleted against the first fixed annual rent (without electricity) due under this Lease.

     Anything contained herein to the contrary notwithstanding, if Tenant, at any time during the term of this Lease after Tenant has been granted all or portion of the rent credit described in this Article, breaches any covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by

Landlord because of such default, then, in addition to all other damages and remedies herein provided and, to which Landlord may otherwise be entitled, Landlord shall also be entitled to the repayment of any rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent hereunder and shall be due upon demand by Landlord. The obligation of Tenant to pay such additional rent (or damages) to Landlord shall survive the expiration or sooner termination of the term of this Lease.

     47. Supplementing Article 32 of this Lease, it is agreed that the security deposit shall be deposited in an interest bearing account with a banking institution in New York City designated by Landlord, and any interest earned thereon (less the maximum administrative fee allowed by law to which Landlord shall be entitled under the law) shall be paid to Tenant annually.

     48.  Intentionally Deleted.

     49.  Supplementing Article 3 hereof, Landlord and Tenant agree that:

          A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The merger or consolidation of a corporate lessee or sublessee where the net worth of the resulting or surviving corporation is less than the net worth of the lessee or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this Lease or of such sublease (it being understood and agreed, however, that if the net worth of the resulting or surviving corporation is equal to or greater than the net worth of the lessee or sublessee immediately prior to such merger or consolidation, then such transaction shall not be deemed an assignment under this Lease and shall not require Landlord's consent thereto). If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment. underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the building of which the same form a part for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage service rendered.

          B. If Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Landlord the documents described in Section C hereof, and shall offer in writing, (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefore, or, (ii) with respect to a prospective subletting, to sublet to Landlord the portion of the demised premises involved ("Leaseback Area") for the term specified by Tenant in its proposed sublease, and at the lower of (a) Tenant's proposed subrental or
(b) at the same rate of fixed rent and additional rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the demised premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will he made available to Landlord, which date shall be in no event earlier than sixty (60) days nor later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the demised premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day.

     Landlord shall have a period of thirty (30) days from the receipt of such offer to either accept or reject the same. If Landlord shall accept such offer Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

     If a sublease is so made it shall expressly:

          (a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

          (b) provide that Tenant will at all times permit reasonably appropriate means of ingress and egress from the Leaseback Area;

          (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

          (d) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises arid to permit lawful occupancy, it being intended that. Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area,

          (e) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

     Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under that within Lease, which are in excess of the rents and additional sums due under such sublease.

     Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the Tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

     C. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

     D. If Landlord shall not have accepted Tenant's offer, as provided in Section B, then Landlord will not unreasonably withhold or delay its consent to Tenant's request for, consent to such specific assignment or subletting. Any consent of Landlord under this article shall be subject to the terms of this article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

     E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord's written consent (and unless it, was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

     F.   Anything herein contained to the contrary notwithstanding:

          1. Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the then building rental rate for such space.

          2. The transfer of a majority or the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of the Article, shall not include sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

          3.   No assignment or subletting shall be made:

               (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the building of which the demised premises form a part, or who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlords consent;

               (b) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with, the provisions of this Article;

               (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the building of which the demised premises form a part.

     G. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of the transferor or sublessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article.

     H. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to any corporation (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth experience and reputation of Tenant and of any guarantor of this Lease immediately prior to such transfer and provided, also, that any such transaction complies with the other provisions of this Article.

          No consent from Landlord shall be necessary under Subdivisions G or H hereof where (i) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of G or H, as the case may be, and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Landlord's attorney, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease.

      I. If Landlord shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to (a) sixty percent (60%) of any rent or other consideration paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) sixty. percent (60%) of any other profit or gain (after deducting any necessary expenses incurred)', realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

     J. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

50. (a) Supplementing Article 22, Tenant shall effect all alterations, additions and improvements in and to the demised premises as are necessary for Tenant to conduct its business therein (the "Initial Alteration Work").

     (b) Tenant shall, within thirty (30) days after the execution of this Lease by Tenant, furnish Landlord, for its approval, a complete set of architectural and engineering plans and specifications for the Initial Alteration Work. Landlord, promptly after receipt of same, shall approve such plans and specifications, or return them with advice as to what changes are required for its approval to be forthcoming. In the event such plans and specifications are so returned to Tenant, Tenant shall revise them to incorporate such changes as are required for Landlord's approval to be forthcoming and shall resubmit such revised plans and specifications to Landlord, within five (5) days after they are returned (unapproved) by Landlord. Such plan approval process shall continue until Landlord has approved a complete set of plans and specifications for the Initial Alteration Work.

     (c) Tenant, at its own cost and expense, shall cause the Initial Alteration Work to be effected in a good workmanlike manner, in accordance with Tenant's approved plans and specifications, in accordance with the provisions of
Article 7 and all other applicable provisions of this Lease, and in compliance with all applicable laws, rules and regulations.

     (d) In connection with the Initial Alteration Work, (i) Tenant shall cause to be effected any removal, encapsulation, encasement or other treatment of asbestos required by laws, rules, regulations, ordinances of any governmental authority having jurisdiction over the demised premises; (ii) Tenant shall be entitled to a rent credit in the amount of all reasonable out-of-pocket costs incurred by Tenant for such asbestos abatement work, but in no event shall such rent credit exceed $26,605; and (iii) Tenant shall be entitled to an additional rent credit in the amount of $405.19 per day for each day that is required to perform such asbestos abatement work in a reasonably prompt and diligent fashion, but in no event shall such rent credit exceed a total of $6,077.85 (i.e., not more than 15 days). Such rent credits, if any, shall b applied, until fully depleted, against the first fixed annual rent due under this Lease which is not covered by the rent credit described in Article 46(d) of this Lease. Tenant shall provide Landlord with copies of paid invoices or other evidence reasonably satisfactory to Landlord with respect to the costs of such asbestos abatement work. However, any such compliance work made necessary by improvements or other work effected by or for Tenant after the completion of the Initial Alteration Work, shall be effected at Tenant's expense.

     (e) Tenant agrees that the Initial Alteration Work will include, without limitation, the installation of a building standard entrance door to Room 1102 (which space is not part of the demised premises but is currently combined with the Room 1101 Portion and is occupied as described in Article 16B of this Lease).

51. Lessee will be entitled to eight (8) listings on the building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fifteen ($15.00) dollar charge per listing or change, as the case may be, payable as additional rent under this Lease.

52. If at any time during the term of this Lease, Tenant notifies Landlord that Tenant needs and wants additional expansion space, and the approximately 997 rentable square feet of space on the 11th floor of the Building, designated as Rooms 1102 and approximately as shown on the space diagram attached hereto and made a part hereof ("First Offer Space"), is then vacant and available for leasing by Landlord (i.e., is not then under offer to a proposed tenant, subtenant or other occupant, or subject to the option of another tenant; and subject to the right of any then existing tenant, subtenant or other occupant to renew or extend its occupancy of such space), then, provided Tenant is not then in default under this Lease beyond any grace period, Landlord will negotiate in good faith on rental terms for the Fist Offer Space, it being understood and agreed that the term of the leasing of the First Offer Space shall be for the then remaining term of this Lease, but in no event shall the term of the Leasing of the First Offer Space be less than five (5) years, and in no event shall the commencement date of the term of the leasing of the First Offer Space occur later than May 1, 2005, and Tenant shall accept possessions of the First Offer S pace in its "as is" condition, with no obligation in Landlord to do any work therein or thereto (and Landlord need not erect or demolish any demising walls) to make the First offer Space suitable and ready of Tenant's occupancy and use. If Landlord and Tenant cannot agree on the rental terms within ten (10) days after Tenant's notice to Landlord of Tenant's desire to lease the First Offer Space, then Landlord thereafter shall be free to rent such space to whomever Landlord wishes and on whatever terms Landlord deems appropriate.

     If, for any reason beyond its control, Landlord is unable timely to make a lease to Tenant, or to make available to Tenant timely possession of the First Offer Space, then Landlord shall not be subject to any liability by reason of such delay, the within Lease shall not be affected by such delay, but Landlord shall diligently and in good faith seek to fulfill its obligations with respect to the First Offer Space.